As filed with the Securities and Exchange Commission on August 13, 2010
Registration Statement No. 333-167910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation
(Exact name of registrant as specified in its charter)

Delaware	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, Ninth Floor
New York, New York 10017
(212) 561-5559

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,  check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock
Preferred Stock
Warrants to Purchase Common Stock

TOTAL			$40,000,000	$2,852	(1)

(1)	Pursuant to Form S-3 General Instruction II.D, the amount registered by class does not need to be specified. The registration fee was paid on June 30, 2010.

(2)
An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Part II

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

		Amount*
SEC registration fee		$2,852
Printing fees		$5,000
Legal fees		$100,000
Accounting fees and expenses		$50,000
Nasdaq Additional Listing Fees		$65,000
Blue Sky Filing Fees		$5,000
Transfer Agent Fees		$5,000
Miscellaneous		$5,000
Total	*	$237,852

*With the exception of the filing fee, all fees are estimated.

Item 15. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Article Tenth of our Certificate of Incorporation requires us to provide the indemnification authorized by Section 145 of the General Corporation Law of Delaware.  Article Eleventh of our Certificate of Incorporation states that no director of the Company shall be liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director.  This provision does not eliminate the liability of a director

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of Delaware; or

•	for any transaction from which a director derives an improper personal benefit.

We have also entered into Indemnification Agreements with our officers and directors (individually, an “Indemnitee”). Pursuant to the terms of the Indemnification Agreements, we must indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of our company, or is or was serving at the request of our company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in our best interests, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the proceeding is brought by or in the right of the Company, we need not provide indemnification for expenses if the Indemnittee is judged to be liable to the us, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him. We must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, we must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, our Certificate of Incorporation, our Bylaws, or by statute. In the event of any changes, after the date of the Indemnification Agreement, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify a member of its board of directors or any officer, any such changes shall be within the purview of the Indemnitee’s rights, and our obligations. In the event of any changes in any applicable law, statute, or rule that narrow the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreement, will have no effect on it. The indemnification provided by the Indemnification Agreement is not be deemed exclusive of any other rights to which the Indemnitee may be entitled under our Certificate of Incorporation, our Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any entity which the Indemnitee serves at the request of the Company, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

Beginning on October 30, 2006, and at various times thereafter while the Company was incorporated in the State of California, the Company entered into Indemnification Agreements with its directors and certain of its officers, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt). The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.  All of the obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the Delaware General Corporation Law, our certificate of incorporation and our bylaws (and the California Corporations Code, our articles of incorporation and bylaws as applicable when we were incorporated in the State of California), and the applicable Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

2.1	Agreement and Plan of Merger dated May 25, 2010 between CyberDefender Corporation, a Delaware corporation, and CyberDefender Corporation, a California Corporation **
2.2	State of California Certificate of Ownership **
3.1	Certificate of Incorporation of the registrant **
3.2	Bylaws of the registrant **
5.1	Opinion of Richardson & Patel LLP **
10.1	2005 Stock Incentive Plan (2)
10.2	Amended and Restated 2006 Equity Incentive Plan (1)
10.3	Securities Purchase Agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006 (1)
10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006 (2)
10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003 (2)
10.6	Employment offer between the registrant and Igor Barash dated November 23, 2005 (15)
10.7	Employment agreement between the registrant and Igor Barash dated July 1, 2008 (15)
10. 8	Agreement for Internet Advertising Agent Services date May 16, 2008 between the registrant and WebMetro (3)
10. 9	Consulting Agreement with Frontier Capital Partners LLC dated July 15, 2008 (4)
10.10	Form of Indemnification Agreement entered into between the registrant and certain officers and directors **
10.11	Form of Securities Purchase Agreement for the sale of Units (August 2008) (5)
10.12	Form of Warrant to Purchase Common Stock (August 2008) (5)
10.13	Common Stock Purchase Warrant issued to Newview Finance L.L.C. dated November 10, 2008 (6)
10.14	Settlement Agreement dated June 3, 2008 between the registrant and Patrick Hinojosa (7)+
10.15	Form of 7.41% Senior Secured Note (8)
10.16	Form of Registration Rights Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.17	Form of Amended and Restated Security Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.18	Form of Securities Purchase Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.19	Form of Common Stock Purchase Warrant issued in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.20	Lease Agreement dated October 19, 2007 between the registrant and 617 7th Street Associates, LLC (9)
10.21	Form of Securities Purchase Agreement (November 25, 2008/December 5, 2008) (10)
10.22	Form of 10% Convertible Promissory Note (November 25, 2008/December 5, 2008) (10)
10.23	Form of Common Stock Purchase Warrant (November 25, 2008/December 5, 2008) (10)
10.24	Form of Registration Rights Agreement (November 25, 2008/December 5, 2008) (10)
10.25	Form of Subordination Agreement (November 25, 2008/December 5, 2008) (10)
10.26	Consent and Waiver Agreement dated November 21, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (November 25, 2008/December 5, 2008) (10)
10.27	Amended and Restated Consent and Waiver dated August 19, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (11)
10.28	Consent and Waiver dated September 22, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (11)
10.29	Warrant to Purchase Common Stock issued to Guthy-Renker Match LLC on November 7, 2008 (18)
10.30	Employment Agreement dated March 24, 2009 between the registrant and Kevin Harris (18)
10.31	Amendment to Lease Agreement dated January 30, 2009 between the registrant and 617 7th Street Associates, LLC (18)
10.32	Media and Marketing Services Agreement dated March 24, 2009 with GR Match, LLC (18)

10.33	Securities Purchase Agreement dated June 3, 2009 between the registrant and GR Match, LLC (19)
10.34	First Amendment to Media and Marketing Services Agreement dated June 4, 2009 between the registrant and GR Match, LLC (19)
10.35	Indemnification Agreement dated July 21, 2009 between the registrant and Bennet Van de Bunt (20)
10.36	First Amendment dated October 26, 2009 to Securities Purchase Agreement between the registrant and GR Match, LLC (12)
10.37	Second Amendment dated October 26, 2009 to Media and Marketing Services Agreement between the registrant and GR Match, LLC (12)
10.38	Indemnification Agreement between the registrant and Luc Vanhal (13)
10.39	Consulting Agreement dated April 1, 2009 between the registrant and SCP Holdings LLC (14)
10.40	Consent and Waiver Agreement dated April 23, 2009 (14)
10.41	Securities Purchase Agreement dated June 10, 2009 between the registrant and Shimski LP (14)
10.42	Amended and Restated Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.43	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.44	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.45	Second Amendment to Lease Agreement dated September 30, 2009 between the registrant and 617 7th Street Associates, LLC (15)
10.46	Amended and Restated Key Executive Employment Agreement dated April 26, 2010 with Gary Guseinov (16)
10.47	Amended and Restated Key Executive Employment Agreement dated April 26, 2010 with Kevin Harris (16)
10.48	Amended and Restated Key Executive Employment Agreement dated April 26, 2010 with Igor Barash (16)
10.49	Loan and Securities Purchase Agreement dated March 31, 2010 between the registrant and GR Match, LLC (17)
10.50	9% Secured Convertible Promissory Note dated March 31, 2010 in favor of GR Match, LLC (17)
10.51	Security Agreement dated March 31, 2010 between the registrant and GR Match, LLC (17)
10.52	License Agreement dated April 1, 2010 between the registrant and GR Match, LLC *
10.53	Third Amendment to Lease Agreement executed and delivered August 9, 2009 between the registrant and 617 7th Street Associates, LLC (21)
23.1	Consent of KMJ Corbin & Company LLP **
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)

*Filed herewith.
**Previously filed.
+Portions of this agreement have been redacted pursuant to a request for confidential treatment which was granted by the Securities and Exchange Commission on September 25, 2008.

(1)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2, file no. 333-138430, filed with the Securities and Exchange Commission on November 3, 2006.
(2)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on February 1, 2007.
(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2008.
(4)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2008.
(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2008.
(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.
(7)
Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008.  This document is the subject of a confidential treatment request therefore portions of it have been redacted. A full copy of the document has been filed separately with the Securities and Exchange Commission.

(8)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008.

(9)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2007.
(10)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2008.
(11)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008.
(12)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2009.
(13)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2010, as amended on August 12, 2010.
(14)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2009.
(15)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.
(16)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.
(17)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010.
(18)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.
(19)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2009.
(20)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2009.
(21)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2010.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

3.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
If the registrant is relying on Rule 430B (0230.430B of this chapter):

A.          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

4.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 13, 2010.

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

By:	/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer (Principal
/s/ Gary Guseinov	Executive Officer) and Chairman	August 13, 2010
Gary Guseinov	of the Board of Directors

Chief Financial Officer (Principal
/s/ Kevin Harris	Financial and Accounting Officer),	August 13, 2010
Kevin Harris	Secretary and Director

/s/ Howard Bain
Howard Bain	Director	August 13, 2010

/s/ Tom Connerty
Tom Connerty	Director	August 13, 2010

/s/ Ricardo Salas
Ricardo Salas	Director	August 13, 2010